SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12th, 2016

CYTTA CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 333-139699	98-0505761 (I.R.S. Employer Identification Number)

111 Laurelwood Drive,

Danville, California, 94506

 (Address of Principal Executive Offices and Zip Code)

(702) 307-1680

(Issuer's telephone number)

6490 West Desert Inn Road, Suite 101

Las Vegas Nevada 89146

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Cytta Corp./Doctor Direct Inc. and 59 Souls Inc. Agreement for a ‘Rapid Application Development Prototype Project for a Global Mobile Health Chronic Care Platform’ Dated July 12th, 2016

On July 12th, 2016  Cytta Corp/Doctor Direct Inc. and 59 Souls Inc., a Digital design and technology consulting firm, of New York, NY  entered into a joint venture agreement for a “Rapid Application Development Prototype Project for a Global Mobile Health Chronic Care Platform.” 59 Souls Inc., through its CEO Daniel Johnson agreed, to create, revise, upgrade, enhance, redesign and rewrite all of the proprietary software code for the Cytta/Doctor Direct’s managed care or Dr. Directed™ portion of the full EvrCare™ remote medical monitoring technology and platform.

Cytta/Doctor Direct’s managed care or Dr. Directed™ medical remote monitoring system version 1.6 has been fully operational for the last few years with extremely successful live patient clinical trials being conducted by the Heritage Provider Network of California in 2011 and 2012.  However, advances in smartphones, IoT, the Cloud, programs and programming languages required that a completely updated Dr. Directed™ version 2.0 be created. Because of 59 Souls belief in, and commitment to our vision and Project it was agreed that 59 Souls would receive remuneration in both cash and stock for the successful completion of the project.

The Cytta/Doctor Direct’s EvrCare™ platform has two primary silos or vertical markets. The Managed Care, or Dr. Directed™ remote monitoring market, is designed for Doctors to prescribe medical grade peripherals for chronically ill patients and monitor them in real-time.  Our Dr. Directed™ system is fully HIPAA compliant and is billable by the Physician monthly using existing Health and Human Services (HHS) billing CPT codes.  This is the first market that we will be marketing this proprietary Dr. Directed™ technology into.

The second silo or vertical market of the EvrCare™ platform is the Consumer health and wellness vertical which allows family members or non-physician caregivers to monitor their loved ones in real-time using any and all Bluetooth monitoring devices for a small fee. Additionally, consumers will also be able to utilize our technology to automatically collect, monitor and review any and all Bluetooth data their existing devices are producing at no cost.

This second portion of our full EvrCare™ model will be built out by 59 Souls under our next development contract and will complete the EvrCare™ platform. These plans include transposing all portals and 3rd party applications into a SaaS application (software as service) and a SaaS recurring business model, with three levels of service. An iOS version will be in development as well, starting Q1, 2017.

59 Souls has finalized version 2.11 of the Dr. Directed™ portion of Cytta’s EvrCare™ platform including creating, revising, upgrading, enhancing and rewriting all the proprietary software code for the:

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VeriSmartPhone™ App– Proprietary app that downloads into Android phones (IOS to follow) that automatically picks up Bluetooth readings from medical peripherals (BP etc.) and interprets the reading and automatically sends the data and alerts via cellular or WiFi (and satellite if necessary).

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Patient Platform is a web based platform where each Patient’s data is stored and displayed and available as an EHR (Electronic Health Record) for patients, Doctors and caregivers.  This data is readily available to other EHR programs and applications.

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Doctor Dashboard is our proprietary program for the Doctor’s office computers (and later Cloud) allowing the Doctor to monitor all patients and their readings and alerts in real-time.  Doctor and patient may communicate through voice, data and/or video conference

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Administrator Platform is our web based platform designed for Healthcare facilities, Medical Groups, and Provider Networks and their registered users to register and administer patients on the Dr. Directed™ portion of the EvrCare™ network.

Through the period from July 12th, 2016 forward 59 Souls development team and the Company worked continuously to create a completely updated version of our Dr. Directed™ remote monitoring vision. The effort by 59 Souls and the team was extraordinary and final Dr. Directed™ product exceeded our expectations.

59 Souls delivered the new remote HIPAA compliant Dr. Directed™ medical software platform, on December 12th, 2016.   Version 2.0 and 2.11 (incorporating revisions to 2.0) of the Dr. Directed™ portion of the EvrCare™ technology has now been migrated from MySQL to Amazon’s AWS services, running on Oracle database servers, meeting all HIPAA security requirements and has been ‘escrowed’ and is fully and securely under Cytta control.

Cytta/Doctor Direct is now ready to market, sell and deploy the Dr. Directed™ portion of their EvrCare platform and to move onto to the second development phase of their full EvrCare™ platform in the near future.  Additionally, Mr. Daniel Johnson, CEO and Chairman of 59 Souls has agreed to join the Cytta team as our Director of Technical Development.

Item 5.02, Appointment of Principal Officers;

As of January 15, 2017, Mr. Daniel A. Johnson has been appointed Director of Technical Development for Cytta.

Mr. Johnson is the Founder of 59 Souls Inc. a leading NY based software application development and design group. At 59 Souls, Mr. Johnson developed programs for change management and “Thought Leadership” for external/internal application development and deployment. Mr. Johnson led the team that reprogrammed the VeriSmartPhone™ Dr. Directed™ Version 2.0 application, EvrCare.com designs and Oracle integration.

Previously Mr. Johnson was VP of Business development at Kenneth Jay Lane/Grass Hopper Inc, where he developed the B2B sales software and managed the design of the Plaza Hotel kiosk and store. He was formerly the Executive Producer at AtomicImage.com a major business and technology solutions provider and V.P. Business development at Nice Spots LLC and division of Nice Shoes a major New York City post production and effects agency.

He was formerly appointed CEO of AmericanVOD Corporation where he coordinated production offices, while continuing Video on Demand (VOD) deployments. At Video on Demand Network Solutions Inc. Dba VODUSA, he served as President and V.P. of Business Development Media & Entertainment.  While at VODUSA he secured private placements, supervised budgets and spearheaded business development relationships with Hollywood Studios and Technology firms.

Mr. Johnson was also an Executive Producer at Atlantic Coast Digital Concepts Inc. when they merged with Image Group. At the Image Group/Atlantic-Image Digital Inc., Mr. Johnson was Executive Director/V.P. Business Development.  While there, Mr. Johnson managed the restructuring and merger of Image Group’s interactive division, with Atlantic-Image Digital Inc. to form The Image Group/Atlantic-Image Digital Inc.

At Sunshine Interactive Network LLC., Mr. Johnson was Executive Director/Creative Director and originally V.P. Strategic Planning/Creative Technologies. While there he developed, and managed all Media and Entertainment client relationships.

Mr. Johnson has a Masters and a Bachelor in Arts and Sciences, from NY Institute of Technology, NY. With a specialization in computer graphics animation. Mr. Johnson also attended The San Francisco Art Institute, San Francisco, California and has completed the NYU Executive Fast track Media & Entertainment Certification in the SSFG program. https://www.linkedin.com/in/daniel-johnson-401a10

Item 8.01 Other Events

The Company’s common stock (CYCA:PINK) is quoted and traded on the OTC Pink Market, operated by OTC Markets Group, a centralized electronic quotation service for over-the-counter securities. For more information about the OTC Pink Market, please see www.otcmarkets.com. The Company expects that its common stock will continue to be traded on the OTC Pink Market, so long as market makers demonstrate an interest in trading in the Company’s common stock.

The Company has fewer than 300 holders of record of its securities and is not a ‘reporting issuer’. The Company’s common stock is not registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and it is a ‘voluntary filer’. The Company has no regulatory obligation to file periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under Section 13(a) of the Exchange Act, however as a ‘voluntary filer’, it may continue to do so.

The Company intends to continue to provide current company and interim unaudited financial information and annual financial information by publishing News Releases through their contract with NASDAQ Corporate Solutions LLC., GlobeNewswire, by continuing to make current company and financial information available through Current Reports on the Edgar filing system as a ‘voluntary filer’ and by posting all such information on its website located at Cytta.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytta Corp.

Date March 6, 2017

By: /s/ Gary Campbell

    Gary Campbell CEO, Director